Exhibit 99.3
EXHIBIT B
ASSUMPTION AGREEMENT
     This ASSUMPTION AGREEMENT is entered into as of                     ,      , by General Motors Corporation, a Delaware corporation (“GM”),                     , a            corporation (“Parent”), and                     , a            corporation (“Successor”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement, dated as of           , 1999 (as amended, the “Agreement”) by and between GM and Delphi Automotive Systems Corporation, a Delaware corporation (“Delphi”), relating to the Benefit Guarantee (as defined therein).
     WHEREAS, Delphi is a party to the Agreement and has the obligations set forth in the Agreement; and
     WHEREAS, pursuant to the Agreement, Delphi has agreed that it shall not, without GM’s prior written consent, merge, consolidate or consummate a similar business combination involving Delphi unless (A) Delphi is the surviving entity and the ultimate controlling parent entity of its affiliated group of companies (a “UCPE”) or (B) if as a result of such transaction Delphi is not the surviving entity or Delphi (or its successor) is controlled by another UCPE, then, in either case: (i) such UCPE (if any) and the successor entity (if other than Delphi) shall expressly assume Delphi’s obligations under the Agreement by executing this Assumption Agreement, and (ii) immediately after giving effect to such merger, consolidation or other similar business combination, Delphi or the successor entity (if other than Delphi) and the UCPE (if any) shall not be in violation of its obligations under the Agreement; and
     WHEREAS, pursuant to                      (the “Transaction”), [Successor will be the surviving entity and/or Parent will be the UCPE of Delphi or Successor] effective as of                      (the “Effective Date”); and
     WHEREAS, the Agreement contemplates that in the event of a transaction such as the Transaction, Successor and Parent shall assume the obligations of Delphi under the Agreement; and
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GM, Successor and Parent hereby agree as follows:
     1. Assumption. Effective as of the Effective Date, Successor and Parent each assume all obligations of Delphi set forth in the Agreement, each shall be deemed to be bound by the Agreement, and all references to “Delphi” therein shall thereafter be deemed to include, in addition to Delphi (to the extent it remains an existing entity after the Transaction), Successor and Parent.

     2. Cooperation. The parties shall take such further action, and execute such additional documents, as may be required in order to carry out the purposes of this Assumption Agreement.
     3. Counterparts. This Assumption Agreement may be executed in counterparts, and shall be deemed to have been duly executed and delivered by all parties when each party has executed a counterpart hereof and delivered an original or facsimile copy thereof to the other party. Each such counterpart hereof shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.
     4. Governing Law. This Assumption Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of Delaware. Any action to enforce or interpret any provision of this Assumption Agreement shall be brought exclusively in the state or federal courts of the State of Delaware.
     5. Severability. If any provision of this Assumption Agreement is held to be invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of this Assumption Agreement shall remain in full force and effect in such jurisdiction and shall be construed to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
     6. Amendments. None of the provisions of this Assumption Agreement shall be modified, amended, waived or superseded, without the prior written consent of each of the parties hereto.
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     IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed and delivered this Assumption Agreement on the date first above written.

SUCCESSOR:

By:
Its:

PARENT:

By:
Its:

GENERAL MOTORS CORPORATION

By:
Its: